UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2007

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 6, 2007, Harsco Corporation (the Company) completed its previously announced transaction to acquire Excell Materials, Inc. The Company paid approximately $200 million for the business, with adjustments for working capital, debt and certain other items.

A copy of the press release announcing the completion of this transaction is attached hereto and incorporated by reference herein as Exhibit 99.1. A copy of the purchase agreement will be filed as Exhibit 2 to the Company's Form 10-K for the year ended December 31, 2006.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated February 6, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
February 6, 2007 (Date)	/s/ MARK E. KIMMEL Mark E. Kimmel General Counsel and Corporate Secretary

Exhibit Index
99.1	Press release dated February 6, 2007